Exhibit 10.1

入区协议
District Entry Agreement

甲方：哈尔滨经济技术开发区管理委员会
Party A: Harbin Economic and Technological Development Zone Administration

乙方：哈尔滨鑫达高分子材料有限责任公司
Party B: Harbin Xinda Macromolecule Material Co., Ltd.

甲方为支持乙方发展，就企业经营地址迁入哈尔滨经济技术开发区相关事宜及所给予的优惠政策达成如下协议：
To support the development of Party B, the business moved to Harbin Economic and Technological Development Zone, address related issues and the preferential policies granted by the agreement reached as follows:

第一条  乙方承诺在本协议签订后即开始办理其工商税务原注册登记地变更为哈尔滨经济技术开发区哈平路集中区大连北路厂区，在哈尔滨经济技术开发区注册登记纳税。
Article I Committed to signing this Agreement, Party B and then began to conduct its business tax registration to change the original Harbin Economic and Technological Development Zone, Dalian, Ha Ping Road Centralized Industrial Park in Harbin Economic and Technological Development Zone tax registration

第二条  乙方在哈尔滨经济技术开发区工商注册登记完毕后，甲方给予乙方总额2000万元人民币的企业搬迁补贴。乙方工商变更登记完毕七个工作日内，甲方以货币形式先行一次性给予乙方1000万元人民币的补贴；次月同期再给予1000万元人民币的补贴。
Article Ⅱ After Party B finishes the business and taxation registration in Harbin Economic and Technological Development Zone, Party B shall be paid the total amount of  ￥20 million by Part A as the business relocation subsidies. Within 7 working days after the Party B completes the change of business and registration, Party A will give Party B the subsidy for ￥10 million in monetary form; and in the corresponding period of next moth, will give another ￥10 million of subsidies.

第三条  乙方承诺在企业搬迁登记补贴全额到账后10日内向甲方补交齐其在迎宾路集中区的基础设施配套费。（具体数额以开发区财政局核定为准）。
Article Ⅲ  Party B promises that within 10 days after the subsidy of relocation has been fully credited into account, Party B will pay up all the infrastructure fee of Yingbin Road Centralized Industrial Park (the specific amount is subject to the approval of the Finance Bureau of the Development Zone).

第四条  乙方承诺，如乙方2010年全年（12个月）销售收入低于13亿元人民币，则乙方返还甲方给予乙方的2000万元人民币的企业搬迁补贴，并支付甲方500万元人民币作为利息。
Article Ⅳ Party B promises that if the sales revenue of Party A in 2010(12 months) is less than ￥1.3 billion, then Party B will return the subsidy of relocation of ￥20 million that is granted by Party A, and pay ￥ 5 million to Party A as interest.

第五条  本协议一式六份，甲、乙双方各执三份。自签订之日起生效。
Article Ⅴ This agreement is executed in six copies, three for each, and shall come into force upon signature.

甲方：哈尔滨经济技术开发区 管理委员会 Party A: Harbin Economic and Technological Development Zone Administration 代表: Representative: Dezhi Yu	乙方：哈尔滨鑫达高分子材料有限责任公司 Party B: Harbin Xinda Macromolecule Material Co., Ltd. 代表： Representative: Jie Han
                                    2010年4月14日于哈尔滨
April 14th, 2010, Harbin